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                                                                   EXHIBIT 10.15



                              EMPLOYMENT AGREEMENT

        This Employment Agreement is entered into as of July 4, 1999 (the "Effective Date") by and between Plantronics, Inc., a Delaware corporation (the "Company") and S. Kenneth Kannappan (the "Executive").

                                    RECITALS

        A. The Executive is currently employed by the Company.

        B. The Company and the Executive desire to enter into an agreement that clarifies the rights and obligations of the Company and the Executive in connection with Executive's employment with the Company and in the event that the Executive's employment with the Company terminates under certain circumstances.

                                    AGREEMENT

        NOW, THEREFORE, the parties agree as follows:

        1. Employment and Duties. During the Employment Period (defined in paragraph 2 below), the Executive will serve as President and Chief Executive Officer of the Company and such of the Company's other affiliates and subsidiaries as the Board of Directors of the Company (the "Board") may from time to time direct. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's bylaws from time to time in effect and such other duties and responsibilities as the Board may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. The Executive also serves as a member of the Board, and during the Employment Period agrees to serve in such capacity without additional compensation. If the Executive is elected or appointed as an officer or director of any of the Company's affiliates or subsidiaries during the Employment Period, then he shall also serve in such capacity or capacities but without additional compensation.

        2. Employment Period. The employment period (the "Employment Period") shall begin upon the Effective Date and shall continue thereafter for an initial term of one (1) year, unless sooner terminated in accordance with paragraph 10 below. After the initial one (1)-year Employment Period, or any extension term, this Employment Agreement shall be automatically extended for additional one
(1)-year terms, unless sooner terminated in accordance with paragraph 10 below or unless either party provides written notice of non-renewal to the other at least 90 days prior to the end of the then current term.

        3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices in Santa Cruz, California. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.


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        4. Base Salary and Profit Sharing. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Period (a) a base salary (the "Base Salary") at an annual rate of not less than $375,000 and (b) annual and quarterly profit sharing in accordance with the Company's profit sharing program(s) as in effect from time to time ("Profit Sharing"). The Base Salary and Profit Sharing shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Effective Date (beginning in 2000), and to make such increases therein as the Board may approve. The Company further agrees that if there are changes in the Company's Profit Sharing programs that decrease the profit sharing component of the Executive's total compensation, the Base Salary shall be adjusted upward to ensure that the sum of Base Salary plus Profit Sharing remains substantially the same.

        5. Incentive Bonus. Beginning with the Company's current fiscal year and for each fiscal year thereafter during the Employment Period, the Executive will be eligible to receive quarterly Regular and annual Supplemental bonuses (together, the "Incentive Bonus") based upon certain financial criteria set by the Board, including revenue and profitability targets and other organizational milestones. The quarterly Incentive Bonus will provide a maximum annual bonus opportunity of up to 35% of the Executive's Base Salary and the annual Incentive Bonus will provide an annual bonus opportunity of up to an additional 65% of the Executive's Base Salary. The Incentive Bonus payable hereunder shall be payable consistent with the Company's past practices and policies.

        6. Expenses. The Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment and other expenses incurred by the Executive during the Employment Period (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement, provided that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

        7. Other Benefits. During the Employment Period, the Executive shall be entitled to all of the fringe benefit programs that the Company and its subsidiaries make available to senior officers in accordance with the terms and conditions of such programs.

        8. Vacations and Holidays. The Executive shall be entitled to paid vacations and holidays in accordance with the Company's policies in effect from time to time for its senior executive officers. The Executive shall be entitled to accrue into the following year vacation unused in a given year, provided that the total vacation balance at any time shall not be twice the annual vacation allowance. Notwithstanding the foregoing limitation on the total vacation balance, the Executive shall be entitled to retain the additional four (4) weeks of vacation time accrued and unused in the Company's fiscal year 1999 (the "1999 Vacation Balance"). During the term of this Agreement, the Executive may draw against the 1999 Vacation Balance, provided that the Executive may not take more than two (2) weeks of the 1999 Vacation Balance in any single fiscal year.

        9. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and



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its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community or charitable activities and, with the prior written approval of the Board, to serve as director of other corporations, provided that such activities do not materially interfere with the Executive's obligations hereunder (except that the Executive shall in any event be permitted to continue serving on the board of directors of Mattson Technology, Inc.)

        10.    Severance Benefits.

               (a) Termination. If the Executive's employment terminates as a result of Involuntary Termination (other than for Cause), or if the Executive's employment terminates by reason of the Executive's voluntary resignation on or after July 4, 2002, then the Executive shall, for the period of twenty-four (24) months following the Termination Date (the "Severance Payment Period") be entitled to (i) continued cash compensation payments equal to seventy-five percent (75%) of the average of the cash compensation earned in the four (4) full fiscal quarters immediately preceding the Termination Date and (ii) the continued provision of "Company Benefits," including "Medical Benefits" (as defined in paragraph 11(c)). "Cash compensation" as used in this paragraph shall mean Base Salary, profit sharing, and Incentive Bonus earned in the applicable four fiscal quarters, even if the amounts are paid in subsequent periods. The cash compensation shall be payable at the same time(s) as payable to employees of the Company.

               (b) Such payments and the provision of Company Benefits shall be discontinued upon a breach by the Executive of his obligations under paragraphs 12 or 13 hereof. If the Executive is terminated for Cause, or if the Executive voluntarily resigns prior to July 4, 2002, then the Executive shall not be entitled to receive severance or other benefits under this Agreement, but will be entitled to receive benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination for similar types of terminations.

               (c) Death/Disability. In the event the Executive's employment with the Company terminates by reason of the Executive's death or Disability, the Company shall be obligated as follows:

                          (i) Death. If the Executive's employment with the
Company terminates by reason of the Executive's death, then the Company shall be obligated to pay to the beneficiary or beneficiaries designated by the Executive to the Company in writing or, absent such designation, to the representative of the Executive's estate the amounts set forth in paragraph 10(a), provided, however, that the Company's obligation under paragraph 10(a) to pay Company Benefits shall be reduced to the extent of any life insurance proceeds payable for the Executive's benefit under any Company benefit plan or program.

                          (ii) Disability. If the Executive's employment with
the Company terminates by reason of the Executive's Disability, then the Executive shall be entitled to payment of the amounts set forth in paragraph 10(a), provided, however, that the Company's obligation under paragraph 10(a) to pay Company Benefits shall be reduced, during the period of continuation of cash



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compensation and Company Benefits, to the extent of any disability benefits payable to or for the benefit of the Executive under any Company benefit plan or program.

               (d) Options. In the event of a Change of Control or termination of the Executive's employment, the unvested stock options held by the Executive shall be affected as follows:

                          (i) Change in Control. In the event of a Change of
Control, then the unvested portion of any Company common stock or options to acquire Company common stock held by the Executive on the Termination Date shall automatically be accelerated and the Executive shall become fully vested in such common stock and/or shall have the right to exercise all or any portion of such option to acquire common stock, in addition to any portion of the option exercisable prior to such termination.

                          (ii) Involuntary Termination, Death or Disability. If
the Executive's employment terminates as a result of Involuntary Termination (other than for Cause), or terminates under circumstances described in paragraph 10(b), then that portion of any outstanding stock options which would vest had employment continued for the next succeeding eighteen (18) months shall automatically be accelerated and the Executive shall become fully vested in such common stock and/or shall have the right to exercise all or any portion of such option to acquire common stock, in addition to any portion of the option exercisable prior to such termination.

                          (iii) Voluntary Resignation after July 4, 2002. If the
Executive's employment terminates by reason of the Executive's voluntary resignation on or after July 4, 2002, then that portion of any outstanding stock options which would vest had employment continued for the next succeeding twelve
(12) months shall automatically be accelerated and the Executive shall become fully vested in such common stock and/or shall have the right to exercise all or any portion of such option to acquire common stock, in addition to any portion of the option exercisable prior to such termination.

                          (iv) Termination for Cause. In the event of a
termination of the Executive's employment for Cause, all unvested stock options shall terminate upon the Termination Date.

        11. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) Cause. "Cause" shall mean the Executive's (i) conviction of a felony, act of fraud against, or the misappropriation of property belonging to the Company, (ii) willful misconduct that is demonstrably and materially injurious to the Company, or (iii) continued material violations of his obligation under the Employee Agreement (defined in paragraph 12) or under paragraphs 1, 9 or 13 of this Agreement after there has been delivered to the Executive a written demand for performance from the Company that describes such violations.



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               (b) Change of Control. "Change of Control" shall mean the
occurrence of any of the following events:

                          (i) Any "person" (as such term is used in Paragraphs
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Citicorp Venture Capital Ltd. and each of its affiliates becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                          (ii) A change in the composition of the Board
occurring within a two (2)-year period as a result of which fewer than a majority of the Directors are Incumbent Directors (as hereinafter defined), except as the result of temporary vacancies caused by an Incumbent Director's voluntary resignation, death or disability. "Incumbent Directors" shall mean directors who (A) are directors of the Company as of July 4, 1999, or (B) are elected, or nominated for election, to the Board to replace a current Director with the affirmative votes of at least fifty percent (50%) of the then Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                          (iii) A merger or consolidation of the Company with
any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                          (iv) Upon the occurrence of any of the following
events: (A) the Company commences a voluntary case under Title XI of the United States Bankruptcy Code, as amended (the "Bankruptcy Code"); (B) an involuntary case is commenced against the Company under the Bankruptcy Code and relief is ordered against the Company, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; (C) a custodian is appointed for, or takes charge of, all or substantially all of the property of the Company; (D) the Company commences any other judicial, administrative or other governmental proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction (whether now or hereinafter in effect) relating to the Company, or there is commenced by the Company any such proceeding that remains undismissed for a period of sixty (60) days, or the Company is adjudicated insolvent or bankrupt, or the Company fails to controvert in a timely manner any such case of the Bankruptcy Code or any such proceeding, or any order of relief or other order proving any such case or proceeding is entered; (E) the Company by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or the appointment of any custodian or for it in any substantial part of its property or suffers any such appointment to continue undischarged or staid for a period of sixty (60) days; or (F) the Company makes a general assignment for the benefit of its creditors.



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               (c) Company Benefits. "Company Benefits" shall mean the Company's
Medical Benefits (defined below), its Automobile Expense Reimbursement Program, and its disability, life or other group insurance benefits to the extent the Executive is receiving such benefits immediately prior to the Termination Date, or such comparable alternative benefits or payments as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Executive under this Agreement. "Medical Benefits" shall mean the Group Medical/Dental Plan and the Exec-U-Care Medical Reimbursement Insurance Program, as currently in effect (as adjusted for all then current executives), or such comparable alternative benefits or payments as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Executive under this Agreement, provided that, for purposes of paragraphs 10(a) and 10(b), the cost associated with the provision of such Medical Benefits in the aggregate shall not exceed $13,000 in any fiscal year plus an annual adjustment (as determined by the Board) to reflect increases in the costs of such benefits starting at the end of fiscal year 2000.

               (d) Disability. "Disability" shall mean that the Executive has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers. Termination resulting from Disability may only be effected after at least thirty (30) days' written notice by the Company of its intention to terminate the Executive's employment, which notice may not be given until the Company has received the written determination of a physician selected by the Company or its insurers that the inability of Executive to perform his duties is total and permanent. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

               (e) Involuntary Termination. "Involuntary Termination" shall mean
(i) without the Executive's express written consent, the assignment to the Executive of any duties or the reduction of the Executive's duties, either of which results in a significant diminution in the Executive's position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities; (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction;
(iv) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) the relocation of the Executive to a facility or a location more than 25 miles from the Executive's then present location, without the Executive's express written consent; (vi) any termination of the Executive's employment by the Company that is not effected for death, Disability or for Cause; (vii) the failure of the Company to obtain the assumption of this Agreement by any successor; (viii) any material breach by the Company of any material provision of this Agreement; (ix) any purported termination of the Executive's employment by the Company that is not effected pursuant to a notice of termination satisfying the requirements of paragraph 19 below, and for purposes of this Agreement, no such purported termination shall be effective; or
(x) provision of notice of non-renewal or extension of the Employment Period as provided for in paragraph 2 above.



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               (f) Termination Date. "Termination Date" shall mean (i) if this
Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination (pursuant to paragraph 19) is given to the Executive (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (ii) if the Executive's employment is terminated by reason of the Executive's death, the date of death, (iii) if the Agreement is terminated by the Executive, such date as the Executive specifies in his notice of termination (pursuant to paragraph
19) to the Company, (iv) if the Agreement is terminated by either the Executive or the Company in connection with a notice of non-renewal or extension of the Employment Period as provided for in paragraph 2 above, the expiration of such Period, or (v) if the Company terminates the Executive's employment, the date specified by the Company in the notice of termination to the Executive (pursuant to paragraph 19).

        12. Proprietary Information. During the Employment Period and thereafter, the Executive agrees to comply with the Employee Patent, Secrecy and Invention Agreement, which the Executive executed as of February 1, 1995 (the "Employee Agreement"), which is incorporated herein by reference.

        13. Covenant Not to Compete or Solicit.

               (a) Non-Competition. The Executive agrees that for a period of thirty-six (36) months following the Executive's termination of employment with the Company for any reason (other than death), the Executive will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or (to the Executive's knowledge, after due inquiry) intends to engage in, a "restricted business" (as defined below).

               Ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock owned by the Executive on the Effective Date, shall not constitute a violation of this provision.

               (b) Non-Solicitation. The Executive agrees that for a period of thirty-six (36) months following the Executive's termination of employment for any reason (other than death), the Executive shall not (i) solicit, encourage or take any other action that is intended to induce any other employee of the Company to terminate his or her employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                      The foregoing shall not prohibit any entity with which the Executive may be affiliated from hiring a former employee of the Company.

               (c) World-wide. The parties acknowledge that the market for the Company's products is world-wide, and that, in this market, products from any nation compete with products from all other countries. Accordingly, the parties agree that the provisions of this paragraph 13 shall apply to each of the states and counties of the United States, including each county in California, and to each country world-wide.



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               (d) Severability. The parties intend that the covenants contained in the preceding subparagraphs shall be construed as a series of separate covenants, one for each county of California, each state of the Union, and each country. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained in the preceding subparagraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said subparagraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of this paragraph 13 should ever be deemed to exceed the time of geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

               (e) Restricted Business. For purposes of this Agreement, "restricted business" shall mean any business that is engaged in or (to the Executive's knowledge, after due inquiry) preparing to engage in the design, manufacture, marketing, sale or distribution of communications headsets, communications handsets, or related products, assemblies, subassemblies, components, and the repair or refurbishment of same.

        14. Indemnification. In accordance with the Company's current indemnification policies, the Company shall indemnify the Executive if the Executive is or becomes a party or is threatened to be made a party to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Executive is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of the Executive while an officer or director, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the Executive in connection with such action, suit or proceeding if the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Executive's conduct was unlawful.

        15. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraph 10(a) of this Agreement, subject to the terms and conditions therein.

        16.    Arbitration.

               (a) Agreement. The Company and the Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by binding



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arbitration, unless otherwise required by law, to be held in Santa Clara County,
California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

               (b) Governing Law. The arbitrators shall apply California law to the merits of dispute or claim, without reference to rules of conflicts of law. The Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising form or relating to this Agreement or relating to any arbitration in which the parties are participants.

               (c) Costs and Fees of Arbitration. The Executive shall pay the initial arbitration filing (not to exceed $200.00), and the Company shall pay the remaining costs and expenses of such arbitration (unless the Executive requests that each party pay one-half of the costs and expenses of such arbitration or unless otherwise required by law). The Company and the Executive shall each pay separately its counsel fees and expenses unless otherwise required by law.

               (d) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

               (e) Executive's Representation. THE EXECUTIVE HAS READ AND UNDERSTANDS THIS PARAGRAPH, WHICH DISCUSSES ARBITRATION. THE EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, HE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF HIS RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO THIS AGREEMENT.

        17. Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

        18. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators. heirs, distributors, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity, except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries or to any successor by merger, provided that such assignment will not relieve the Company of its obligations hereunder. If



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the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        19.    Notices.

               (a) General. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:         S. Kenneth Kannappan
                                            c/o Plantronics, Inc.
                                            345 Encinal Street
                                            Santa Cruz, CA 95060

               If to the Company:           Plantronics, Inc.
                                            345 Encinal Street
                                            Santa Cruz, CA 95060
                                            Attn: General Counsel

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

               (b) Notice of Termination. Any termination by the Company for Disability or Cause, or by the Executive as a result of a voluntary resignation or an Involuntary Termination, shall be communicated by a notice of termination to the other party hereto given in accordance with paragraph 19(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date in accordance with paragraph 11(f). The failure by the Executive to include in the notice any fact or circumstance that contributes to a showing of Involuntary Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

        20. Integration. This Agreement, the Employee Agreement dated March 27, 1997, the Executive's Indemnification Agreement also dated March 27, 1997, and the respective option agreements governing the Executive's Company stock options represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. As of the Effective Date, the Employment Agreement between the Company and the Executive dated as of March 27, 1997 only is cancelled. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.



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        21. Waiver. Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

        22. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        23. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

        24. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive law, and not the choice of law rules, of the State of California.

        25. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                        PLANTRONICS, INC.


                                        By:
                                           -------------------------------------

                                        Title:  Director



                                        EXECUTIVE:


                                        ----------------------------------------
                                        S. Kenneth Kannappan



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